Exhibit 10.2

AMENDMENT NO. 1 TO FRANKLIN COVEY CO. 2022 OMNIBUS INCENTIVE PLAN

WHEREAS, Franklin Covey Co. (the “Company”) sponsors and maintains the Company’s 2022 Omnibus Incentive Plan (the “2022 Plan”); and

WHEREAS, the Company proposes to amend the 2022 Plan to increase the number of the Company’s common shares reserved for issuance thereunder, subject to the approval of the Company’s stockholders at the Company’s 2025 annual meeting of shareholders (the “Annual Meeting”) and effective as of the date of such approval (the “Effective Date”).

Subject to the approval of the Company’s shareholders at the Annual Meeting (the “Shareholder Approval”), the 2022 Plan is hereby amended as of the Effective Date as follows:

Amendment to 2022 Plan.

Section 4(a)(i) of the 2022 Plan is hereby amended and restated to read in its entirety as follows:

“(i)  1,575,000 Shares, plus”

Section 6(a)(iv)(A) of the 2022 Plan is hereby amended and restated to read in its entirety as follows:

“(A) The aggregate number of Shares that may be issued under all Incentive Stock Options under the Plan shall be 1,575,000 Shares.”

Failure to Obtain Shareholder Approval.  If the Shareholder Approval is not obtained, then this Amendment No. 1 to the 2022 Plan shall become null and void and shall immediately terminate.

Effect of this Amendment.  Except as expressly amended hereby, the 2022 Plan shall continue in full force and effect in accordance with the provisions thereof.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment No. 1 to the Franklin Covey Co. 2022 Omnibus Incentive Plan on the date indicated below.

FRANKLIN COVEY CO.

Date: [____], 2024	By:
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